Renewed, Reliable and Resilient Fourth-Quarter and Full-Year 2024 Financial Results February 25, 2025

2 This presentation contains forward-looking statements based on current expectations, including statements regarding our earnings guidance and financial outlook and goals. These forward-looking statements are often identified by words such as “estimate,” “predict,” “may,” “believe,” “plan,” “expect,” “require,” “intend,” “assume,” “project,” "anticipate," "goal," "seek," "strategy," "likely," "should," "will," "could," and similar words. Because actual results may differ materially from expectations, we caution you not to place undue reliance on these statements. A number of factors could cause future results to differ materially from historical results, or from outcomes currently expected or sought by Pinnacle West or APS. These factors include, but are not limited to: uncertainties associated with the current and future economic environment, including economic growth rates, labor market conditions, inflation, supply chain delays, increased expenses, volatile capital markets, or other unpredictable effects; current and future economic conditions in Arizona, such as the housing market and overall business and regulatory environment; our ability to manage capital expenditures and operations and maintenance costs while maintaining reliability and customer service levels; the direct or indirect effect on our facilities or business from cybersecurity threats or occurrences; variations in demand for electricity, including those due to weather, seasonality (including large increases in ambient temperatures), the general economy or social conditions, customer, and sales growth (or decline), the effects of energy conservation measures and distributed generation, and technological advancements; the potential effects of climate change on our electric system, including as a result of weather extremes such as prolonged drought and high temperature variations in the area where APS conducts its business; power plant and transmission system performance and outages; competition in retail and wholesale power markets; regulatory and judicial decisions, developments, and proceedings; new legislation, ballot initiatives and regulation or interpretations of existing legislation or regulations, including those relating to environmental requirements, regulatory and energy policy, nuclear plant operations and potential deregulation of retail electric markets; fuel and water supply availability; our ability to achieve timely and adequate rate recovery of our costs through our rates and adjustor recovery mechanisms, including returns on and of debt and equity capital investment; the ability of APS to meet renewable energy and energy efficiency mandates and recover related costs; the ability of APS to achieve its clean energy goals (including a goal by 2050 of 100% clean, carbon-free electricity) and, if these goals are achieved, the impact of such achievement on APS, its customers, and its business, financial condition, and results of operations; risks inherent in the operation of nuclear facilities, including spent fuel disposal uncertainty; data security breaches, terrorist attack, physical attack, severe storms, or other catastrophic events, such as fires, explosions, pandemic health events or similar occurrences; the development of new technologies which may affect electric sales or delivery, including as a result of delays in the development and application of new technologies; the cost of debt, including increased cost as a result of rising interest rates, and equity capital and our ability to access capital markets when required; environmental, economic, and other concerns surrounding coal-fired generation, including regulation of greenhouse gas emissions; volatile fuel and purchased power costs; the investment performance of the assets of our nuclear decommissioning trust, captive insurance cell, pension, and other postretirement benefit plans and the resulting impact on future funding requirements; the liquidity of wholesale power markets and the use of derivative contracts in our business; potential shortfalls in insurance coverage; new accounting requirements or new interpretations of existing requirements; generation, transmission and distribution facilities and system conditions and operating costs; our ability to meet the anticipated future need for additional generation and associated transmission facilities in our region; the willingness or ability of counterparties, power plant participants and power plant landowners to meet contractual or other obligations or extend the rights for continued power plant operations; and restrictions on dividends or other provisions in our credit agreements and ACC orders. These and other factors are discussed in the most recent Pinnacle West/APS Form 10-K along with other public filings with the Securities and Exchange Commission, which you should review carefully before placing any reliance on our financial statements, disclosures or earnings outlook. Neither Pinnacle West nor APS assumes any obligation to update these statements, even if our internal estimates change, except as required by law. In this presentation, references to net income and earnings per share (EPS) refer to amounts attributable to common shareholders. Forward Looking Statements

$0.55 ($0.30) ($0.18) ($0.08) $0.01 ($0.06) $(0.00) ($0.06) Q4 2024 vs Q4 2023 Operating Revenue less Fuel and Purchased Power 2022 GRC impacts $ 0.46 Weather $ 0.04 Sales/Usage $ 0.04 LFCR/2019 GRC appeal outcome $ 0.01 Q4 2023 Q4 2024 1 Includes costs and offsetting operating revenues associated with renewable energy and demand side management programs, see slide 25 for more information. 2 All other includes income taxes, other taxes, and other, net. Operating Revenue less Fuel and Purchased Power1 O&M1 D&A Pension & OPEB non- service credits, net Interest, net AFUDC All other2 3 Fourth-Quarter results All Other Other, net $ (0.07) All other & rounding $ 0.01

$2.59 ($0.69) ($0.66) ($0.39) $0.05 ($0.07) $4.41 $5.24 2024 vs 2023 Operating Revenue less Fuel and Purchased Power 2022 GRC impacts $ 1.68 Sales/Usage $ 0.37 Weather $ 0.34 LFCR/2019 GRC appeal outcome $ 0.22 All other $ 0.06 Transmission $ (0.08)2023 2024 1 Includes costs and offsetting operating revenues associated with renewable energy and demand side management programs, see slide 25 for more information. 2 All other includes income taxes, other taxes, other, net and share dilution. Operating Revenue less Fuel and Purchased Power1 O&M1 D&A Pension & OPEB non- service credits, net Interest, net AFUDC All other2 4 Full-Year 2024 results All Other Other, net & rounding $ 0.05 Income taxes $ 0.01 Other taxes $ (0.02) Share dilution $ (0.11)

✓ Delivered strong customer experience ➢ Ranked top of 2nd quartile in 2024 J.D. Power Residential and Business Survey ✓ Achieved top quartile reliability for the last 11 of 12 years ➢ Through 113 consecutive days above 100 degrees in Phoenix, the longest stretch in Arizona history ✓ For the 16th consecutive year – and 20th overall – Palo Verde Generating Station’s three nuclear units exceeded 30 million MWh of net generation. ✓ Continued to cultivate a collaborative and supportive regulatory environment ➢ Received a constructive rate case outcome with a 9.55% ROE and .25% FVI; ACC adopted a formula rate policy statement to help reduce regulatory lag ✓ Completed 2023 All Source Request for Proposal, procuring nearly 7,300 MWs of new resources to be in service from 2026-2028 ✓ Achieved strong financial results ➢ Increased dividend for 13th consecutive year 5 Accomplished 2024 Operational and Financial Goals

$0.95 Weather 2025 vs 2024 Operating Revenue less Fuel and Purchased Power Retail sales growth $ 0.58 2022 GRC impacts $ 0.31 Transmission $ 0.09 RES/DSM/PSA (Chemicals) $ 0.10 Other $ (0.01) Weather $ (0.95) All other Miscellaneous & rounding $ (0.01) Other, net $ 0.05 2024 BCE gain on sale $ (0.15) Share dilution2 $ (0.24) $0.12 Operating Revenue less Fuel and Purchased Power1 $0.22 O&M1 $(0.23) D&A $(0.07) Other taxes $(0.15) Interest, net AFUDC 2025E (midpoint) $4.50 $5.24 1 Includes costs and offsetting operating revenues associated with renewable energy and demand side management programs, see slide 25 for more information. 2 Reflects impact of issued and potentially issuable shares under Equity Forward Sale Agreements prior to settlement using treasury stock method and issuance of shares at settlement. 6 2025 EPS guidance of $4.40 - $4.60 2024 $(0.28) Pension & OPEB non- service credits, net $(0.35) All other

2025 EPS guidance

Key Factors and Assumptions (as of Feb 25, 2025)	2025
Adjusted gross margin (operating revenues, net of fuel and purchased power expenses, x/RES,DSM,CCT)[1] • Retail customer growth of 1.5%-2.5% • Weather-normalized retail electricity sales growth of 4.0%-6.0% • Includes 3.0%-5.0% contribution to sales growth of new large manufacturing facilities and several large data centers • Assumes normal weather	$3.13 – $3.19 billion
Adjusted operating and maintenance expense (O&M x/RES,DSM,CCT)[1]	$965 – $985 million
Other operating expenses (depreciation and amortization, and taxes other than income taxes)	$1.16 – $1.18 billion
Other income (pension and other post-retirement non-service credits, other income and other expense)	$0 – $6 million
Interest expense, net of allowance for borrowed and equity funds used during construction (Total AFUDC ~$120 million)	$350 – $370 million
Net income attributable to noncontrolling interests	$17 million
Effective tax rate	13.75% – 14.25%
Average diluted common shares outstanding	122.3 million
EPS Guidance	**$4.40 – $4.60**



[1] Excludes costs and offsetting operating revenues associated with renewable energy and demand side management programs. For reconciliation, see slide 25.

PINNACLE WEST CAPITAL CORPORATION

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2025 EPS guidance of $4.40-$4.60 key drivers1  Retail customer growth of 1.5%-2.5%  Depreciation, amortization and property taxes due to higher plant in service  Weather-normalized retail electricity sales growth of 4%-6% (includes 3%-5% from large C&I)  2025 normal weather  Transmission revenue  Financing costs (debt & equity)  Operations and maintenance  Pension/OPEB non-service costs2  2024 BCE gain on sale Long-term guidance and key drivers1,2 • Long-term EPS growth target of 5%-7% off original 2024 midpoint • Retail customer growth of 1.5%-2.5% • Weather-normalized retail electricity sales growth of 4%-6% (includes 3%-5% from large C&I customers) 4.2% 2.4% 1.5% 5.7% 4.0%-6.0% 0% 1% 2% 3% 4% 5% 6% 7% 8% '21 '22 '23 '24 '25E Total Sales Growth 8 1 Arrows represent expected comparative year-over-year impact of each driver on earnings. 2 Primarily due to roll-off of positive amortization of prior service credits. Key drivers & assumptions for 2025 EPS guidance 1 Long-term EPS growth target based on the Company’s current weather normalized compound annual growth rate projections from 2024-2028. 2 Forecasted guidance range through 2027.

$7.80B $9.66B 2023-2026E 2024-2027E CapEx Profile $273 $380 $335 $275 $637 $665 $670 $675 $340 $450 $675 $750 $807 $905 $870 $950 2024 2025E 2026E 2027E APS Total 2024-2027 $9.66B Generation Transmission Distribution Other $2.06B $2.40B $2.55B $2.65B Source: 2024-2027 as disclosed in the 2024 Form 10-K Q4 2023 Today 9 Capital plan to support reliability and continued growth within our service territory

Current Approved Rate Base and Test Year Detail End-of-Year Rate Base and Growth Guidance ACC FERC Rate Effective Date 03/08/2024 06/01/2024 Test Year Ended 6/30/20221 12/31/2023 Equity Layer 51.93% 49.64% Allowed ROE 9.55% 10.75% Rate Base $10.36B2 $2.1B $11.22 $14.2 $2.11 $3.2 2023 2024 2025 2026 2027 ACC FERC 10 Rate base $ in billions, rounded Projected 1 Derived from APS annual update of formula transmission service rates. 2 Represents unadjusted ACC jurisdictional rate base consistent with regulatory filings. 1 Adjusted to include post-test year plant in service through 06/30/2023. 2 Rate Base excludes $215M approved through Joint Resolution in Case No. E-01345A-19-0236. Generation spend through System Reliability Benefit Surcharge and transmission spend expected to total ~40% of tracked capital from 2024-2027 and help reduce regulatory lag Rate Base growing within our service territory

11 Operations & Maintenance Guidance • Reduced year-over-year core O&M excluding planned outages • Final planned major outage at Four Corners Unit 4 • Lean culture and declining O&M per MWh goal We are focused on cost control and customer affordability $955 $910 - $920 $141 $150 - $160 $70 $55 - $65 2024 2025E O&M Guidance (millions) Planned Outages RES/DSM Core O&M

Approx. $3.6B Cash from Operations1 Total Capital Investment $2.5B-$2.7B APS Debt2 $500M-700M PNW Debt2 1 Cash from operations is net of shareholder dividends. 2 APS and PNW debt issuance is net of maturities. • External equity to support balanced APS capital structure and expanded, accretive capital investment • Equity needs < prior targeted 40% of new capital • ATM program matches well with capex needs; up to $850 million available under current program • Remaining forward draws available from February 2024 equity block offering • Financing plan consistent with balance sheet targets Funding Strategy 2025-2027 Financing Plan Approx. $7.6B $700-900M PNW Equity 12 Optimized financing plan to support balanced capital structure

Balance Sheet Targets • Solid investment-grade credit ratings • APS equity layer >50% • PNW FFO/Debt range of 14%-16% Corporate Ratings Senior Unsecured Ratings Short-Term Ratings Outlook APS Moody’s Baa1 Baa1 P-2 Stable S&P BBB+ BBB+ A-2 Stable Fitch BBB+ A- F2 Stable Pinnacle West Moody’s Baa2 Baa2 P-2 Stable S&P BBB+ BBB A-2 Stable Fitch BBB BBB F3 Stable 13 1We are disclosing credit ratings to enhance understanding of our sources of liquidity and the effects of our ratings on our costs of funds. Ratings are as of February 18, 2025. We are focused on maintaining healthy credit ratings to support affordable growth1

$0 $200 $400 $600 $800 $1,000 $1,200 2025 2027 2029 2031 2033 2035 2037 2039 2041 2043 2045 2047 2049 APS Fixed APS Floating PNW Fixed PNW Floating($millions) As of December 31, 2024 14 Debt maturity profile shows well managed and stable financing plan

Appendix

Progress Pathway 2005 2019 2030 2050 Since 2020, have contracted over 8,500 MW of clean energy and storage expected to be in service for APS customers by end of 2028 Issued 2024 All-Source RFP as load demand continues to increase in APS service territory Successfully received approval of the System Reliability Benefit Surcharge that will expand our capacity to self-build generation to meet customer need with reduced lag 24% 50% 65% 100% 16 We are making progress towards our Clean Energy Commitment

17 • Projects that compete on cost and reliability from All-Source Request for Proposals • Determines prudency of new generation between general rate cases • Included in rates approximately 180 days after in service with Commission approval • Recovery at prevailing WACC less 100bps until future rate case • Traditional AFUDC treatment until asset is in service System Reliability Benefit Surcharge Key Features Continued Progress on Potential SRB Opportunities Proposed Project MWs Est. In-Service Status Agave BESS (Phase I) 150 2026 In Construction Sundance Expansion 90 2026 In Construction Ironwood Solar 168 2026 In Construction Redhawk Expansion 397 2028 Contracted SRB will expand our capacity to self-build generation to meet customer need with reduced lag

Source: APS 2024-2033 Ten Year Transmission System Plan Support customer growth Access to markets Increase resiliency 18 Making progress on multiple strategic transmission opportunities as part of 2025-2027 capital expenditure plan Line Length (miles) Voltage Status Est. In- Service Sundance to Milligan 22 230 kV Siting in progress 2027 Ocotillo to Pinnacle Peak 25 230 kV Siting in progress 2029 Panda to Freedom 40 230 kV Siting in progress 2029 Jojoba to Rudd 25 500 kV Siting in progress 2030 Transmission expansion will drive increased capital investment

2.3% 2.4% 2.2% 2.1% 2.1% 1.5%-2.5% 0% 1% 2% 3% 2020 2021 2022 2023 2024 2025E Residential Customer Growth1 APS Residential Growth Natn'l Avg.-Residential 19 • Maricopa County ranked #1 for economic development by Site Selection magazine • Phoenix housing is affordable compared to major cities in the region • Phoenix is ranked #1 out of 15 top growth markets for manufacturing by Newmark Group, a global real estate firm • Arizona State University ranked #1 in Innovation for 10th straight year by U.S. News and World Report Arizona economy continues to be robust and attractive 1National average from 2024 Itron Annual Energy Survey Report. Arizona continues to be an attractive service territory with strong customer growth - 10,000 20,000 30,000 40,000 2012 2016 2020 2024 New APS Customer Meter Sets

Source: Arizona Commerce Authority 20 Arizona’s commercial and industrial growth is diverse

0 500 1,000 1,500 2,000 2,500 3,000 3,500 4,000 4,500 5,000 Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec 2021 Applications 2022 Applications 2023 Applications 2024 Applications 169 200 216 108 2021 2022 2023 2024 1 Monthly data equals applications received minus cancelled applications. As of December 31, 2024, approximately 185,210 residential grid-tied solar photovoltaic (PV) systems have been installed in APS’s service territory, totaling approximately 1,659 MWdc of installed capacity. Excludes APS Solar Partner Program, APS Solar Communities, and Flagstaff Community Partnership Program. Note: www.arizonagoessolar.org logs total residential application volume, including cancellations. Residential DG (MWdc) Annual Additions 21 Residential PV Applications

$15 $9 $16 $15 $17 $14 $18 $18 $18 $21 $20 $12 $16 $19 $26 $12 $0 $5 $10 $15 $20 $25 $30 $35 $40 $45 $50 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Renewable Energy Demand Side Management 2023 $127 Million 2024 $141 Million 1Renewable Energy and Demand Side Management expenses are substantially offset by adjustment mechanisms. Numbers may not foot due to rounding. ($ in millions pretax) 22 Renewable Energy & Demand Side Management expenses1

($1) $35 $95 $18 Q1 Q2 Q3 Q4 Variances vs. Normal All periods recalculated to current 10-year rolling average (2013 – 2022). Numbers may not foot due to rounding. ($ in millions pretax) 2024 Total Weather Impact: $147 Million 23 2024 gross margin effects of weather

Q1 Plant Unit Estimated Duration in Days Redhawk CC2 61 Four Corners 4 65 Coal, Nuclear and Large Gas Planned Outages 24 2025 Planned Outage Schedule Q2 Plant Unit Estimated Duration in Days Palo Verde1 1 36 Q4 Plant Unit Estimated Duration in Days Palo Verde 3 36 1Outage scheduled to begin at end of Q1

2024 Actual3 2025 Guidance3 Operating revenues1 $5.12 billion $5.22 - $5.32 billion Fuel and purchased power expenses1 $1.82 billion $1.93 - $1.97 billion Gross Margin $3.30 billion $3.29 - $3.35 billion Adjustments: Renewable energy and demand side management programs2 $149 million $150 - $160 million Adjusted gross margin $3.15 billion $3.13 - $3.19 billion Operations and maintenance1 $1.17 billion $1.12 - $1.14 billion Adjustments: Renewable energy and demand side management programs2 $141 million $150 - $160 million Adjusted operations and maintenance $1.02 billion $965 - $985 million 25 1Line items from Consolidated Statements of Income. 2Includes $3.3M for CCT (Coal Community Transition) in 2024 which is recovered through REAC (Renewable Energy Adjustment Charge). 3Numbers may not foot due to rounding. Non-GAAP Measure Reconciliation

Case/Docket # Q1 Q2 Q3 Q4 2022 Rate Case E-01345A-22-0144: ACC upheld Grid Access Charge Dec. 17, 2024 Power Supply Adjustor (PSA) E-01345A-22-0144: 2025 PSA rate effective March 1 PSA reset to be filed Nov. 26 Transmission Cost Adjustor E-01345A-22-0144: To be filed May 15; effective June 1 Lost Fixed Cost Recovery E-01345A-25-XXXX: 2025 LFCR to be filed July 31 2025 LFCR effective Nov. 1 (if approved) 2025 RES Implementation Plan E-01345A-24-0153: Resource Comparison Proxy E-01345A-24-0095: Updated RCP calculation to be filed May 1 RCP Update effective Sep. 1 Test Year Rules (Regulatory Lag) AU-00000A-23-0012: ACC adopted Formula Rates Policy Statement Dec. 13, 2024 2025 Summer Preparedness AU-99999A-25-0004: 2025 Summer Preparedness Workshop to be held Apr. 24 2026 RES Implementation Plan E-01345A-25-XXXX 2026 RES Plan due July 1 2026 DSM Implementation Plan E-01345A-25-XXXX 2026 DSM Plan due May 30 26 2025 Key Regulatory Dates

Wildfire Mitigation

Our current practices are comprehensive and multi-faceted:

Vegetation management

- Comprehensive right-of-way clearance & maintained cycles
- Defensible space around poles (DSAP)
- Hazard tree program

Grid hardening investments

- Ongoing distribution system upgrades
- Mesh pole wrapping
- Non-expulsion fuses
- Steel poles (if truck accessible)

Asset inspection

- Enhanced line patrols
- Technology deployments
  - Drone use
  - Infra-red scans

Monitoring and awareness

- Dedicated team of meteorologists
- Advanced fire modeling software
- Cameras and weather stations
- Federal & state agency partnerships

Operational mitigations

- Non-reclosing strategy
- Public outreach program
- Red Flag Warning protocols
- Public Safety Power Shutoff (PSPS)

Internal: 18-person **fire mitigation department** engages across entire APS organization to plan and implement initiatives
External: Member of 19 **fire mitigation industry associations**

Independent **third-party reviews** of APS wildfire mitigation plan

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Consolidated Statistics

	3 Months Ended December 31,			12 Months Ended December 31,		
	2024	2023	Incr (Decr)	2024	2023	Incr (Decr)
ELECTRIC OPERATING REVENUES (Dollars in Millions)						
Retail						
Residential	$ 505	$ 454	52	$ 2,563	$ 2,289	$ 274
Business	542	476	66	2,335	2,048	287
Total Retail	1,047	930	117	4,898	4,338	560
Sales for Resale (Wholesale)	20	28	(8)	97	209	(112)
Transmission for Others	25	30	(5)	119	139	(20)
Other Miscellaneous Services	3	3	(0)	11	11	1
Total Operating Revenues	$ 1,095	$ 992	104	$ 5,125	$ 4,696	$ 429
ELECTRIC SALES (GWH)						
Retail						
Residential	3,038	2,918	119	15,579	14,948	631
Business	4,263	3,952	311	18,122	16,422	1,700
Total Retail	7,301	6,870	430	33,701	31,370	2,331
Sales for Resale (Wholesale)	670	679	(9)	4,554	4,171	384
Total Electric Sales	7,971	7,549	421	38,256	35,541	2,715
RETAIL SALES (GWH) - WEATHER NORMALIZED						
Residential	2,920	2,872	48	14,458	14,295	163
Business	4,227	3,902	325	17,859	16,283	1,576
Total Retail Sales	7,147	6,774	373	32,317	30,578	1,739
Retail sales (GWH) (% over prior year)	5.5%	4.0%		5.7%	1.5%	
AVERAGE ELECTRIC CUSTOMERS						
Retail Customers						
Residential	1,268,990	1,239,306	29,684	1,256,120	1,228,022	28,098
Business	144,461	143,382	1,079	143,917	142,908	1,009
Total Retail	1,413,451	1,382,688	30,763	1,400,036	1,370,930	29,107
Wholesale Customers	55	55	(0)	58	56	2
Total Customers	1,413,506	1,382,743	30,763	1,400,094	1,370,986	29,108
Total Customer Growth (% over prior year)	2.2%	2.0%		2.1%	2.0%	
RETAIL USAGE - WEATHER NORMALIZED (KWh/Average Customer)						
Residential	2,301	2,317	(16)	11,510	11,641	(131)
Business	29,264	27,216	2,048	124,089	113,940	10,149

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PINNACLE WEST
CAPITAL CORPORATION

Consolidated Statistics

	3 Months Ended December 31,			12 Months Ended December 31,		
	2024	2023	Incr (Decr)	2024	2023	Incr (Decr)
ENERGY SOURCES (GWH)						
Generation Production						
Nuclear	2,213	2,229	(15)	9,511	9,250	261
Coal	1,310	1,223	87	7,072	6,548	524
Gas, Oil and Other	2,404	2,247	158	8,849	9,047	(198)
Renewables	193	204	(11)	1,113	730	383
Total Generation Production	6,120	5,902	218	26,546	25,575	971
Purchased Power						
Conventional	1,068	1,296	(228)	6,730	7,137	(407)
Resales	75	108	(33)	1,218	1,474	(256)
Renewables	1,121	632	489	4,339	2,779	1,560
Total Purchased Power	2,263	2,036	227	12,287	11,390	897
Total Energy Sources	8,384	7,938	446	38,833	36,965	1,867
POWER PLANT PERFORMANCE						
Capacity Factors - Owned						
Nuclear	87%	88%	(1)%	95%	91%	4%
Coal	44%	41%	3%	59%	55%	4%
Gas, Oil and Other	30%	28%	2%	28%	28%	(1)%
Solar	23%	40%	(17)%	34%	36%	(3)%
System Average	43%	42%	1%	47%	46%	1%

	3 Months Ended December 31,			12 Months Ended December 31,		
	2024	2023	Incr (Decr)	2024	2023	Incr (Decr)
WEATHER INDICATORS - RESIDENTIAL						
Actual						
Cooling Degree-Days	214	112	102	2,496	2,158	338
Heating Degree-Days	158	178	(20)	654	878	(224)
Average Humidity	17%	22%	(6)%	20%	21%	(1)%
10-Year Averages (2013 - 2022)						
Cooling Degree-Days	42	42	-	1,805	1,805	-
Heating Degree-Days	330	330		770	770	-
Average Humidity	29%	29%	-	26%	26%	-

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PINNACLE WEST CAPITAL CORPORATION